United States 12 Month Oil Fund, LP Monthly Account Statement For the Month Ended July 31, 2012	Exhibit 99.1

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,175,010)
Unrealized Gain (Loss) on Market Value of Futures	4,141,320
Dividend Income	1,888
Interest Income	1,171
ETF Transaction Fees	700
Total Income (Loss)	$2,970,069

Expenses
General Partner Management Fees	$63,924
Audit Fees	7,192
Tax Reporting Fees	5,376
Brokerage Commissions	1,809
NYMEX License Fee	1,598
Non-interested Directors' Fees and Expenses	1,079
Prepaid Insurance Expense	962
SEC & FINRA Registration Expense	806
Total Expenses	$82,746
Net Income (Loss)	$2,887,323

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/12	$109,906,482
Additions (450,000 Units)	17,443,985
Net Income (Loss)	2,887,323

Net Asset Value End of Month	$130,237,790
Net Asset Value Per Unit (3,350,000 Units)	$38.88

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612